For more information:
Sara Leuchter Wilkins
Director of Investor Relations
414-224-2633
swilkins@journalcommunications.com

Journal Communications Announces Plan to Spin-Off its Telecommunications Subsidiary

MILWAUKEE, WI – April 25, 2006 – Journal Communications, Inc. (NYSE:JRN) announced today that it plans to spin-off to its shareholders its telecommunications subsidiary, Norlight Telecommunications, Inc. The spin-off will be accomplished through a pro-rata distribution of all of Norlight’s shares to Journal Communications’ shareholders. Journal Communications will announce the record date, the distribution date and the distribution ratio at a later time. Norlight is expected to apply for listing on the NASDAQ Global Market (formerly known as the NASDAQ National Market).

This morning, Norlight is filing a registration statement with the Securities and Exchange Commission. Completion of the spin-off is subject to the effectiveness of the registration statement and receipt of an opinion from counsel to the effect that the spin-off will qualify as a tax-free transaction for Journal Communications and its shareholders. Additionally, Journal Communications intends to submit a request to the Internal Revenue Service seeking a private letter ruling as to the tax-free nature of the spin-off. No other significant approvals are required, and completion of the spin-off is expected to take up to six months.

“After careful consideration by our senior management team and Board of Directors, we are making the strategic decision to establish two independent companies, positioning each to better focus on its core business and deliver greater value to our shareholders,” said Steven J. Smith, chairman and chief executive officer of Journal Communications. “By spinning-off Norlight, Journal Communications can concentrate greater managerial and financial resources on our diversified local media businesses – including the Milwaukee Journal Sentinel, our community newspapers and shoppers, our radio and television operations, and our growing on-line presence. Similarly, Norlight can concentrate on the growth of its communications business and will benefit from greater operational and financial flexibility to take advantage of growth opportunities in its industry,” Smith continued.

Norlight Well-Positioned for Standalone Success and Growth
Norlight is a facilities-based communications company with more than 30 years of experience providing network and Internet Protocol and Enhanced (IP&E) services over its regional fiber network to 1,400 wholesale and commercial customers in the upper Midwest. It has a strong track record of disciplined, return-based capital investment.

“We are excited about the opportunity ahead of us as we embark on the creation of a new independent public company,” said James J. Ditter, President of Norlight. “Historically, we have been managed as part of Journal Communications and have conducted our business with an emphasis on annual free cash flow generation. The separation gives us the flexibility to compete more effectively in our target markets and take advantage of strategic growth opportunities, which include the expansion of our IP&E services offerings, such as Voice over IP, managed security, business continuance and premise-based IP telephony offerings, to small and medium size businesses located in the upper Midwest.”

Forward-looking Statements
This press release may contain certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

About Norlight Telecommunications
Norlight Telecommunications is a facilities-based communications company with over 30 years of experience providing network and IP&E services to wholesale and commercial customers in the upper Midwest. We have a strong brand as the “Guardians of Data” and a reputation for customer satisfaction and for providing customized communication solutions to our customers. Headquartered in Brookfield, Wisconsin, we have regional sales offices in Green Bay and Madison, Wisconsin; Chicago; Grand Rapids, Lansing and Plymouth, Michigan; Minneapolis/St. Paul; and Indianapolis, Indiana.

About Journal Communications
Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media and communications company with operations in publishing, radio and television broadcasting, telecommunications and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and about 90 community newspapers and shoppers in eight states. We own and operate 37 radio stations and nine television stations in 12 states and operate two television stations under local marketing agreements. Through our telecommunications segment, we own and operate a regional fiber optic network in the upper Midwest, provide integrated data communications solutions for small and mid-size businesses and offer network transmission solutions for other service providers. We also provide a wide range of commercial printing services – including printing of publications, professional journals and documentation material – as well as electronic publishing, kit assembly and fulfillment. In addition, we operate a direct marketing services business.

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